News Release

For Release: April 21, 2006	Contact:	William P. Benac
		Michael Obertop
	Phone:	636.940.6000

AMERICAN RAILCAR INDUSTRIES’ UPDATE ON STORM DAMAGE AT MARMADUKE
TANK RAILCAR PRODUCTION FACILITY

ST. CHARLES, MO (April 21, 2006) — American Railcar Industries, Inc. (NASDAQ: ARII) (“ARI”) has substantially completed its initial evaluation of storm damage to its Marmaduke, Arkansas tank railcar manufacturing facility and the associated equipment that was damaged by a tornado on April 2, 2006. While the majority of the Marmaduke tank railcar facility suffered only minor damage, the portion of the factory that processed inbound material as well as equipment associated with material handling, plate steel blasting and sheet rolling was destroyed by the storm. The tornado also destroyed an empty building that was nearing completion to receive inbound material and store inventory. The clean up of debris is nearing completion, and ARI expects to begin the building reconstruction shortly. The major equipment items that will require replacement have been ordered, with delivery time for longer lead-time items estimated to be approximately 16 to 18 weeks. ARI estimates that tank railcar production could resume in mid to late August, although ARI cannot at this time assure a firm date by which production may resume. Through the date of this release, no ARI customer has canceled any contracts for the manufacture of tank railcars.
ARI received written confirmation from its insurance carrier that ARI’s insurance provides coverage for the wind and rain damage to its property and for business interruption as a direct result of the insured damage. ARI’s various insurance coverages have deductibles that must be satisfied before insurance coverage may be applied. These deductibles are a $100,000 property damage deductible and a 5-day equivalent time element deductible relating to our business interruption. Subject to these deductibles, ARI believes that substantially all of its damage from the storm will be covered by insurance and within the coverage limits of its policies. The insurance carrier has already made an initial payment of $7.5 million to ARI on its claim, and ARI is continuing to work with its carrier to further assess the amount of the damage and the insurable loss.
About American Railcar Industries, Inc.
     American Railcar Industries, Inc. is a leading North American manufacturer of covered hopper and tank railcars. ARI also repairs and refurbishes railcars, provides fleet management services and designs and manufactures certain railcar and industrial components used in the production of its railcars as well as railcars and non-railcar industrial products produced by others. ARI provides its railcar customers with integrated solutions through a comprehensive set of high quality products and related services.
     This press release contains statements relating to ARI’s expected financial performance and/or future business prospects, events and plans that are “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent ARI’s estimates and assumptions only as of the date of this press release. Such statements include, without limitation: statements regarding ARI’s anticipated timetable for clean-up and reconstruction of its facilities damaged by the storm;

expected delivery times for replacement equipment; estimation of when tank railcar production may resume; the estimated scope of ARI’s insurance coverage; and the belief that, subject to applicable deductibles, substantially all of the damages from the storm will be covered by insurance and within the coverage limits of ARI’s policies. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from the results described in or anticipated by the forward-looking statements. ARI cannot guarantee that its insurance coverage, subject to applicable deductibles, will be adequate to cover damage to the facility and railcars. Nor can ARI guarantee that its business interruption insurance will be adequate to cover its losses resulting from the business interruption. ARI’s insurance carrier could also contest the scope of ARI’s coverage or the amount of its coverage or deductibles. Even if ARI’s preliminary assessment of its insurance coverage is correct, delays in receiving payments from, or disputes with, its insurance carrier, could adversely affect ARI’s business and results of operations. ARI cannot guarantee the delivery time for replacement equipment, the time it will take to complete its rebuilding efforts, how long its production delay at the facility will continue, or whether its rebuilding efforts, plant shut down or associated delivery delays will result in unanticipated costs that may not be covered by insurance. ARI cannot assure that it will be able to retain its tank railcar customers or orders. Its tank railcar orders may be subject to cancellation in connection with its plant shut-down or otherwise, or ARI may incur disputes with those customers over rescheduling deliveries. ARI also cannot guarantee that it will be able to retain its employees, several of whom may have been displaced from their homes. Other potential risks and uncertainties that could adversely affect ARI’s business include, among other things: the cyclical nature of its business; adverse economic and market conditions; fluctuating costs of raw materials, including steel and aluminum, and delays in the delivery of raw materials; ARI’s ability to maintain relationships with its suppliers of railcar components; its reliance upon a small number of customers that represent a large percentage of its sales; the variable purchase patterns of its customers and the timing of completion, delivery and acceptance of customer orders; the highly competitive nature of its industry; the risk of lack of acceptance of its new railcar offerings by its customers; the difficulties of integrating acquired businesses with its own; and the additional risk factors described in ARI’s filings with the Securities and Exchange Commission. ARI expressly disclaims any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise. More information about American Railcar Industries, Inc. is available on ARI’s website at www.americanrailcar.com.